UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   November 10, 2014

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INVISA, INC.

(Exact name of registrant as specified in its Charter)

Nevada	000-50081	65-1005398
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

1800 2nd Street, Suite 965

Sarasota, FL 34236

(Address of principal executive offices)

(941) 870-3950

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.01	Completion of Acquisition or Disposition of Assets.

Acquisition of Uniroyal Engineered Products, LLC and Engineered Products Acquisition Limited.

Summary of Acquisition

On November 10th, 2014 Invisa, Inc. (“Invisa” or the “Company”) acquired Uniroyal Engineered Products, LLC (“Uniroyal”), a U.S. manufacturer of textured coatings, and Engineered Products Acquisition Limited (“EPAL”), the holding company for Wardle Storeys (Group) Limited (“Wardle Storeys”), a European manufacturer of textured coatings and polymer films. Management of the acquired entities was not altered in the acquisitions.

Invisa made the acquisition of Uniroyal through its newly formed subsidiary, UEP Holdings, LLC (“UEPH”), to which it contributed certain of its assets and liabilities as part of the organization of that subsidiary. The aggregate purchase consideration paid for 100% of the outstanding equity of Uniroyal was preferred ownership interests issued by UEPH having an aggregate face value of $35 million. In a separate transaction, Invisa also purchased EPAL for 100 shares of Invisa’s Common Stock and Invisa’s guaranty of outstanding EPAL preferred stock retained by the seller having a face value of £12,601,198 (approximately $20 million).

Following the acquisitions of Uniroyal and EPAL, Invisa had an aggregate of approximately 14.5 million shares of common stock outstanding (approximately 19 million on a fully diluted basis).

Uniroyal.

UEPH Contribution Agreement. On November 10th, 2014, Invisa’s newly formed subsidiary, UEPH acquired all of the ownership interests in Uniroyal in exchange for the issuance by UEPH of preferred stock having an aggregate face value of $35 million (the “Uniroyal Transaction”). Twenty million dollars of the UEPH preferred stock pays a quarterly dividend of 5% per annum and fifteen million dollars of the UEPH preferred stock pays a quarterly dividend of 5.5% per annum increasing at 0.5% per annum to a maximum annual preferred dividend rate of 8%. The UPEH preferred stock has a liquidation preference equal to its face value.

The Uniroyal Contribution Agreement contains customary transferor’s representations and warranties. The transferor’s representations and warranties do not survive the closing, with the exception of certain tax representations and warranties that survive until 60 days after the expiration of the applicable statute of limitations, including any applicable extensions. The foregoing description of the Uniroyal Transaction is not complete and is subject to and qualified in its entirety by reference to the full text of the Uniroyal Transaction agreements which are attached hereto as Exhibits and are incorporated herein by reference.

Uniroyal Business Summary. Uniroyal is a leading manufacturer of vinyl coated fabrics that are durable, stain resistant, cost-effective alternatives to leather, cloth and other synthetic fabric coverings. Uniroyal’s revenue was derived approximately 50% from the automotive industry and approximately 50% from the recreational, industrial, indoor and outdoor furnishings, hospitality and healthcare markets. Uniroyal reports that total sales for the fiscal year ended December 29, 2013 were $54 million and $26 million for the six months ended June 29, 2014. Uniroyal, headquartered in Sarasota, Florida, has 187 employees and leases approximately 230,000 sq. ft. of manufacturing space in Stoughton, Wisconsin.

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Uniroyal provides specialized materials with performance characteristics customized to the specifications of the end user. Products are complemented with technical and customer support for the use of Uniroyal’s products in a manufacturing environment. Uniroyal’s products are differentiated by unique protective top finishes, adhesive backings and transfer print capabilities. Additional process capabilities include embossing grains and patterns, and rotogravure printing that imparts character prints and non-registered prints. Uniroyal’s products are distinguished by certain technologically advanced properties that offer superior performance in a wide variety of applications as alternatives to leather, cloth, and other synthetic fabric coverings. For example, for recreational products, that are used outdoors, such as boats, personal watercraft, golf carts and snowmobiles, UEP sells a Naugahyde® product that is designed primarily for weatherability. It also manufactures Naugahyde® products that can withstand powerful cleaning agents, which are widely used in hospitals and other medical facilities. Flame and smoke retardant Naugahyde® vinyl coated fabrics are used for a variety of commercial and institutional furniture applications, including hospital furniture and school bus seats. Uniroyal is committed to research and development, and in 2013, it spent approximately $765,000 on R&D.

Uniroyal’s products compete primarily on the basis of style, color and quality, as well as price and customer service through technical support and performance characteristics, which meet customer needs. In the domestic automotive markets, price is a primary competitive factor. In the domestic automotive market, Uniroyal generally sells its coated fabrics to custom fabricators, which use Uniroyal’s coated fabrics to make finished products such as seats and door panels, which are then sold to automobile manufacturers. Uniroyal’s principal competitors are Canadian General-Tower Limited, Vulcaflex S.p.A., Morbern, Inc., OMNOVA Solutions Inc. and C.G. Spradling & Company.

Uniroyal markets its textured coatings products under several nationally recognized brand names, including NAUGAHYDE®, NAUGAFORM® and DURAN®; its cleaning agent-resistant coated fabrics under the name BEAUTY GARD®; and its flame and smoke retardant coated fabrics under the brand name FLAME BLOCKER™. Uniroyal sells its coated fabrics primarily through four national sales representatives, who are employees of Uniroyal.

Wardle Storeys (EPAL)

Wardle Storeys Share Contribution Agreement. On November 10th, 2014, Invisa and Mr. Howard R. Curd (“Mr. Curd”) entered into and consummated a Share Contribution Agreement (the “Wardle Storeys Transaction”), under which Invisa purchased from Mr. Curd all of the outstanding ordinary common stock of Engineered Products Acquisition Limited (“EPAL”), a United Kingdom Private Company Limited by Shares. EPAL has three wholly-owned subsidiaries: Wardle Storeys (Group) Limited, Wardle Storeys (Earby) Limited, and Wardle Storeys (Services) Limited, all of which are United Kingdom Private Companies limited by Shares (collectively, with EPAL, “Wardle Storeys”).

In the Wardle Storeys Transaction, Mr. Curd retained EPAL preferred stock with a face value of £12,601,198 (approximately $20 million). The preferred stock pays a quarterly dividend of 5% per annum in British pounds and has a liquidation preference equal to its face value. As additional consideration Invisa guaranteed the payment of the preferred dividends and issued 100 shares of Invisa common stock to the EPAL selling stockholder.

The Share Contribution Agreement contains customary transferor’s representations and warranties. The transferor’s representations and warranties do not survive the closing, with the exception of certain tax representations and warranties that survive until 60 days after the expiration of the applicable statute of limitations, including any applicable extensions. The foregoing description of the Wardle Storeys Transaction is not complete and is subject to and qualified in its entirety by reference to the full text of the Wardle Storeys Transaction agreements which are attached hereto as Exhibits and incorporated herein by reference.

Wardle Storeys Business Summary. Wardle Storeys manufactures PVC foils and textured coated fabrics in its Earby, Lancashire, England, facility. Approximately 85% of Wardle Storeys’ revenue is from sales to European automotive manufactures which is diversified among a broad range of products, including, seating, door panels, head rests, fascia, gear lever covers, sun visors and storage space covers. Wardle Storeys’ remaining sales are to contract manufacturers for a wide range of other industrial applications. Total sales for the twelve months ended December 31, 2013 were $50 million and $24 million for the six months ended June 29, 2014. Wardle Storeys, located in Earby, England, has 222 employees and leases an approximately 250,000 sq. ft. manufacturing facility.

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In-house design and innovative product development are key features of this export-oriented business. Wardle Storeys, which provides styling services from concept to production, spent approximately $717,000 on research and development in 2013. Wardle Storeys provides an experienced styling service from concept through to production. The business also has a components division that manufactures automotive water shedders, wheel disk covers and sun visors.

Wardle Storeys and its predecessors have been supplying vinyl coated fabrics to the European automotive marketplace for approximately fifty years. By spreading its applications widely across a number of models and particular applications, Wardle Storeys seeks to reduce its dependence on a particular part for model changes or updates.

Wardle Storeys’ non-automotive products, which comprise approximately 15% of its sales volume, include printed PVC sheets for baby stroller and nursery markets and PVC coated fabrics for contract furniture in the UK and Europe. Other sectors include health care equipment (including wheelchair seating), boats (hull lining and seating) and public transport seating. Prestigious programs in which Wardle Storeys’ products have been involved include the Wembley and Old Trafford stadiums.

Wardle Storeys’ trademarked coated fabric products include Amblon®, Ambla®, Velbex® Cirroflex® , Vynide® and Plastolene® .

Wardle Storeys offers a diversity of product technologies, including the following:

•	Multiply lamination for lamination of fabrics and foams to PVC products as well as PVC to make heavy-duty sheeting.

•	Printing and lacquering: Gravure printing allows production of thousands of registered prints or effects using metal rollers with an engraved surface. To give a durable finish, lacquer is applied to the PVC surface by gravure rollers. This can be made matt or glossy, depending on customer requirements.

•	Off-line embossing allows products to be printed prior to applying the grain, giving an increased range of design options.

•	Panel cutting of blank sheets and shaped cut parts for direct supply to Wardle Storeys’ customers, or for use in Wardle Storeys’ high frequency welding operation.

•	Wardle Storeys’ vacuum forming facility offers a wide spectrum of three dimensional components manufactured to customer designs.

•	Wardle Storeys’ high frequency welding process offers a versatile fabrication system for a wide selection of PVC-based components.

•	Heat sealing is a thermal fabrication process.

Wardle Storeys’ products compete in the automotive markets for coated fabrics primarily on the basis of price and innovation in design. Wardle Storeys generally sells its coated fabrics to custom fabricators, who use Wardle Storeys’ coated fabrics to make finished products such as seats and door panels, which are then sold to automobile manufacturers. The automobile manufacturers generally designate Wardle Storeys as the preferred supplier to the custom fabricators. Wardle Storeys’ principal competitors include the Benecke-Kaliko Group.

Wardle Storeys manufactures its coated fabrics products at its 250,000 sq. ft. facility in Earby, England, which is leased from a non-affiliate.

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Invisa Asset Contribution Agreement. To complete the Uniroyal Transaction, Invisa created a subsidiary, UEP Holdings, LLC, (“UEPH”) a Delaware limited liability company. Invisa, which was the founding member of UEPH, owns all of UEPH’s common units and contributed certain assets to UEPH under the Asset Contribution Agreement. On November 10, 2014, Invisa amended and restated the UEPH Operating Agreement to provide for $35 million in UEPH preferred interests having a liquidation preference equal to face value. The UEPH preferred interests consist of $20 million UEPH preferred interests that pays a quarterly dividend of 5% per annum and $15 million UEPH preferred interests that pays a quarterly dividend of 5.5% per annum increasing at 0.5% per annum to a maximum annual preferred dividend rate of 8%. The Amended and Restated UEPH Operating Agreement creates a management board consisting of John Scates, Edmund King, Greg Newell, Howard R. Curd and Howard F. Curd and gives certain voting rights to the holders of the UEPH preferred interests. The foregoing description of the Asset Contribution Agreement and the Amended and Restated UEPH Operating Agreement is not complete and is subject to and qualified in its entirety by reference to the full text of the Exhibits attached hereto which are incorporated herein by reference.

Description of pre-existing relationships between Invisa and Howard R. Curd, Uniroyal and Wardle Storeys.

Prior to the consummation of the Uniroyal Transaction and the Wardle Storeys Transaction, Mr. Howard R. Curd beneficially owned all of Invisa’s outstanding shares of Series A preferred stock and Series B preferred stock; a substantial portion of Invisa’s outstanding Series C Preferred; and approximately 6.8 million shares of Invisa common stock. As a result of this beneficial ownership, Mr. Curd controls in excess of 80% of Invisa voting rights in all matters to come before the Invisa shareholders. Mr. Curd also owned all of the issued and outstanding capital stock of EPAL and a majority of the limited liability company interests of Uniroyal and was a controlling person of Uniroyal and Wardle Storeys before the acquisitions. Additionally, Mr. Curd owns all of the outstanding equity interest of Centurian Investors, Inc. (“Centurian”). Invisa owes Centurian $1.3 million under senior secured notes and has an ongoing secured credit facility provided by Centurian. The Centurian notes and credit facility are secured by all of Invisa’s assets. Additionally, Mr. Curd is an owner of the manufacturing facility that is leased by Uniroyal and will continue to be used by Uniroyal following the acquisition.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

Financial statements required by Item 9.01(a) of Form 8-K will be filed within 71 calendar days after the date of filing of this Form 8-K.

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(d)	Pro Forma Financial Information.

Pro forma financial information required by Item 9.01(b) of Form 8-K will be filed by amendment within 71 calendar days after the date of filing of this Form 8-K.

(d)	Exhibits.

Exhibit No.	Description

2.1	Share Contribution Agreement, dated November 10, 2014, by and between Invisa, Inc. and Howard R. Curd.
2.2	Asset Contribution Agreement, dated November 10, 2014, between Invisa, Inc. and UEP Holdings, LLC.
2.3

Contribution Agreement, dated November 10, 2014, by and among Invisa, Inc., a Nevada corporation, UEP Holdings, LLC, a Delaware limited liability company, Howard R. Curd, Howard F. Curd, George Sanchez, Mark Kunz, and Ted Torres.

3.1	Certificate of Formation of UEP Holdings, LLC, dated November 4, 2014
3.2	Limited Liability Company Agreement for UEP Holdings, LLC, dated November 10, 2014.
3.3	Amended and Restated Limited Liability Company Agreement, dated November 10, 2014, among UEP Holdings, LLC, Invisa, Inc., Howard R. Curd, Howard F. Curd, George Sanchez, Mark Kunz, and Ted Torres.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVISA, INC.

	By:	/s/ Edmund C. King
Date: November 10, 2014		Edmund C. King
Chief Executive Officer

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